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                                                                  EXHIBIT 10.5.1

                               CONTRACT AMENDMENT



The following is an amendment to the RESIDENTIAL INCOME REAL ESTATE PURCHASE CONTRACT, RECEIPT FOR DEPOSIT, AND ESCROW INSTRUCTIONS executed June 9, 1995, by and between ARROW VILLAGE LTD., (Seller) and AMERICAN EQUITY TRUST, INC. (Buyer).


The parties hereby amend the above referenced contact as follows:


1. The Buyer's name is to be corrected to read American Equity Trust Operating Partnership, L.P., a Delaware partnership whose general partner is American Equity Trust Inc. a Maryland corporation.


2. The escrow closing date is extended (under section 6, B, of the contract) to July 1, 1996.


3. Upon escrow closing the Buyer will reimburse Seller for $50,000 of the fees advanced by Seller in connection with the placing of new financing in the amount of $2,450,000.


This amendment is made this 3rd day of June 1996, at Los Angeles, California and is attached and made part of the contract as described above. Agreement for these changes and authorization to escrow and all other third parties to accept this amendment is evidenced by the following signatures of Buyer and Seller.



Seller:                               Buyer:
Arrow Village Ltd.                    American Equity Trust Operating
                                      Partnership, L.P.


/s/ Scott Barker                      /s/ Arthur P. Herring
_________________________________     _____________________________________
By Scott Barker                       By Arthur P. Herring, CEO, American
   Co-General Partner                 Equity Trust Inc., General Partner